 Exhibit 1

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of directors of Hangzhou Lianluo Interactive Information Technology Co., Ltd.:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Chairman, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	Chairman, Director and Chief Executive Officer Hangzhou Lianluo Interactive Information Technology Co., Ltd.	People’s Republic of China

Xuedong Li

18/F, Xintu Tower

451 Wulianwang Street

Binjiang District, Hangzhou

Zhejiang Province 310051, People’s Republic of China

( Director,

Hangzhou Lianluo Interactive Information Technology Co., Ltd)

	Director Hangzhou Lianluo Interactive Information Technology Co., Ltd	People’s Republic of China

Haiming He Address: 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Director, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	Director Hangzhou Lianluo Interactive Information Technology Co., Ltd Professor of China Communication University	People’s Republic of China

Kaiping Zhang

Address: 18/F, Xintu Tower

451 Wulianwang Street

Binjiang District, Hangzhou

Zhejiang Province 310051, People’s Republic of China

(Director, Hangzhou Lianluo Interactive Information Technology Co., Ltd)

	Director / Secretary Hangzhou Lianluo Interactive Information Technology Co., Ltd	People’s Republic of China

Xiaofeng Wang

Address: 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China

(Independent Director, Hangzhou Lianluo Interactive Information Technology Co., Ltd)

	Independent Director Hangzhou Lianluo Interactive Information Technology Co., Ltd General manager of Beijing Zhongrui Youce Electrical Technology Co., Ltd.	People’s Republic of China

Xiaodong Zeng

Address: 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China

(Independent Director, Hangzhou Lianluo Interactive Information Technology Co., Ltd)

Independent Director

Hangzhou Lianluo Interactive Information Technology Co., Ltd

Served as Director of International Business of Zhongguancun Management Committee, Senior Researcher of Beijing Municipal Bureau of Financial Work, and Resource Management Officer of World Bank Group Headquarters.

People’s Republic of China

Yuqi Xie

Address: 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China

(Independent Director, Hangzhou Lianluo Interactive Information Technology Co., Ltd)

	Independent Director Hangzhou Lianluo Interactive Information Technology Co., Ltd General Manager of Zhejiang Tianping Asset Appraisal Co., Ltd.	People’s Republic of China

The following is a list of executive officers of Hangzhou Lianluo Interactive Information Technology Co., Ltd.:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (CEO, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	Chairman, Chief Executive Officer Hangzhou Lianluo Interactive Information Technology Co., Ltd.	People’s Republic of China

Yuhua Jin 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Chief Financial Officer, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	(Chief Financial Officer, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	People’s Republic of China

Yang Liu 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Chief Operating Officer, Hangzhou Lianluo Interactive Information Technology Co., Ltd)	Chief Operating Officer, Hangzhou Lianluo Interactive Information Technology Co., Ltd	People’s Republic of China

The following is a list of directors of Digital Grid (Hong Kong) Technology Co., Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Director, Digital Grid (Hong Kong) Technology Co., Limited)	(Executive director, Digital Grid (Hong Kong) Technology Co., Limited)	People’s Republic of China

The following is a list of executive officers of Digital Grid (Hong Kong) Technology Co., Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Director, Digital Grid (Hong Kong) Technology Co., Limited)	(Executive director, Digital Grid (Hong Kong) Technology Co., Limited)	People’s Republic of China

The following is a list of directors of Hyperfinite Galaxy Holding Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Director, Hyperfinite Galaxy Holding Limited)	(Executive director, Hyperfinite Galaxy Holding Limited)	People’s Republic of China

The following is a list of executive officers of Hyperfinite Galaxy Holding Limited:

Name, Business Address, Position	Principal Occupation	Citizenship

Zhitao He 18/F, Lianluo Building, NO.10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China (Director, Hyperfinite Galaxy Holding Limited)	(Executive director, Hyperfinite Galaxy Holding Limited)	People’s Republic of China

 4